UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010 (April 30, 2010)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 30, 2010, the board of directors of Owens & Minor, Inc. (the “Company”) appointed D. Andrew Edwards as Vice President, Finance and Chief Accounting Officer of the Company to replace retiring Vice President, Controller, Olwen B. Cape. Additional information about Mr. Edwards and his compensation by the Company is set forth in a previously filed Current Report on Form 8-K dated December 3, 2009.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its 2010 Annual Meeting of Shareholders on April 30, 2010 at which the matters described below were voted upon and approved as indicated.

(1)	Election of 12 directors, each for a one-year term, as follows:

Director	Votes For	Votes Against or Withheld	Abstentions	Broker Non-Votes
A. Marshall Acuff	35,314,211	341,217	0	3,082,275
J. Alfred Broaddus, Jr.	35,342,745	312,683	0	3,082,275
John T. Crotty	35,257,160	398,268	0	3,082,275
Richard E. Fogg	35,499,664	155,764	0	3,082,275
G. Gilmer Minor, III	35,253,419	402,009	0	3,082,275
Eddie N. Moore, Jr.	35,498,732	156,696	0	3,082,275
Peter S. Redding	35,257,325	398,103	0	3,082,275
James E. Rogers	35,259,736	395,692	0	3,082,275
Robert C. Sledd	35,300,994	354,434	0	3,082,275
Craig R. Smith	35,287,366	368,062	0	3,082,275
James E. Ukrop	35,246,969	408,459	0	3,082,275
Anne Marie Whittemore	35,107,891	547,537	0	3,082,275

(2)	Re-approval of performance goals under the Owens & Minor, Inc. 2005 Stock Incentive Plan as follows:

Votes For	Votes Against or Withheld	Abstentions	Broker Non-Votes
33,642,677	3,966,380	1,128,645	0

(3)	Approval of an amendment to increase the individual incentive award limit under the Owens & Minor 2005 Stock Incentive Plan as follows:

Votes For	Votes Against or Withheld	Abstentions	Broker Non-Votes
33,081,308	4,503,278	1,153,116	0

(4)	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 as follows:

Votes For	Votes Against or Withheld	Abstentions	Broker Non-Votes
38,254,417	467,485	15,800	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: May 5, 2010	By:	/s/ Grace R. den Hartog
Name: Grace R. den Hartog
Title: Senior Vice President, General Counsel and Corporate Secretary